Exhibit 5.1

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

February 11, 2019

Organogenesis Holdings Inc.

85 Dan Road

Canton, MA 02021

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Organogenesis Holdings Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the offer and sale by the Company of up to 15,700,840 shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (the “Common Stock”), consisting of:

1.	6,501,844 shares of Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Organogenesis Inc. 2003 Stock Incentive Plan (the “2003 Plan”);

2.

90,000 shares of Common Stock issuable upon exercise of outstanding stock options granted pursuant to the Company’s 2018 Equity and Incentive Plan (the “2018 Plan” and, together with the 2003 Plan, the “Plans”); and

3.	9,108,996 shares of Common Stock issuable pursuant to awards that may be issued in the future under the 2018 Plan.

In arriving at the opinion expressed below, we have examined and relied upon the Certificate of Incorporation and Bylaws of the Company, the records of meetings and consents of the Company’s Board of Directors and of its stockholders, and the Plans, each as provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents and certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

We have assumed that all Shares to be issued under the Plans, whether issued directly or upon the exercise or vesting of awards under the Plans, will be issued in accordance with the applicable terms of the Plans and such awards. We have also assumed that the consideration to be received by the Company for the Shares will be valid consideration with a value that equals or exceeds the par value thereof.

In rendering the opinions expressed below, we express no opinion other than as to the federal laws of the United States and the Delaware General Corporation Law, including the statutory provisions contained therein, applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these provisions.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and delivered by the Company in accordance with the terms of the Plans and the awards thereunder against the Company’s receipt of the purchase price or other consideration therefor, will be validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may it be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Item 5. Interests of Named Experts and Counsel” in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law, as published in 53 Business Lawyer 831 (May 1998).

Very truly yours,

FOLEY HOAG LLP

By:	/s/ Stacie S. Aarestad
a Partner